UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant  to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2007

CYMER, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or jurisdiction of incorporation)	0-21321 (Commission File Number)	33-0175463 (I.R.S. Employer Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 16, 2007, the Compensation Committee of our Board of Directors adopted the Long-Term Incentive Bonus Program (“LTIP”), which will become effective as of January 1, 2008.  Our named executive officers are entitled to participate in the LTIP.

Any potential equity based bonuses awarded to our named executive officers under the LTIP will be calculated based on a target dollar amount.  Except for awards granted to Takeshi Watanabe, the President of Cymer Japan, the target dollar amounts for bonuses received under the LTIP by our named executive officers will be divided into two equity award components to be granted under Cymer’s Amended and Restated 2005 Equity Incentive Plan or any successor equity incentive plan:  50% in time-based vesting stock options (“Stock Options”) and 50% in performance-based restricted stock units (“PRSUs”). On the first trading day of each fiscal year, our named executive officers will be granted Stock Options and PRSUs in accordance with the LTIP provided such officers remain employed with us on the date of grant.

The shares subject to PRSU awards will vest and become issuable to the named executive officers following a 3-year performance period that commences on the date of grant (“the 3-year performance period”) only if Cymer’s relative performance compared to specified peer companies over the 3-year performance period meets or exceeds certain performance measures established in advance by the Compensation Committee.  Vesting of PRSU awards is subject to downward adjustment if the named executive officer fails to meet 100% of his or her individual management-by-objective (“MBO”) goals during the 3-year performance period as determined by the Compensation Committee.

The Stock Option portion of each named executive officer’s award under the LTIP will vest over a standard 4-year schedule, subject to the named executive officer’s continued employment with Cymer through the applicable vesting dates.

The target dollar amounts for our named executive officers under the LTIP approved by the Compensation Committee for fiscal year 2008 are set forth below.

Name and Title	Target LTIP Award Value (1)
Robert P. Akins Chairman of the Board of Directors and Chief Executive Officer	$1,200,000
Edward J. Brown, Jr. President and Chief Operating Officer	$900,000
Nancy J. Baker Senior Vice President and Chief Financial Officer	$640,000
Rae Ann Werner Vice President, Corporate Controller and Chief Accounting Officer	$200,000
Takeshi Watanabe President of Cymer Japan (2)	$36,000

(1)         The target amounts set forth above are based on the assumption that exactly 100% of the financial and MBO performance target metrics are met.  In the event that Cymer’s actual performance exceeds the financial performance metrics approved by the Compensation Committee and assuming that 100% of the MBO performance target metrics are met, the bonus amounts may be increased by up to the following multipliers for each of the following named executive officers:  300% multiplier for each of Messrs. Akins and Brown; 250% multiplier for Ms. Baker; 200% multiplier for Ms. Werner; and 200% multiplier for Mr. Watanabe.

(2)         Bonus amounts granted to Mr. Watanabe under the LTIP may be in the form of cash awards, equity awards, or a combination thereof, as determined by the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: October 22, 2007		Nancy J. Baker Senior Vice President and Chief Financial Officer